FORM OF
                                AMENDED EXHIBIT A

     This Exhibit A, amended as of __________, 2000 is Exhibit A to that certain Custodian Services Agreement dated as of August 12, 1999 between PFPC Trust Company and E*TRADE Funds.



                                   PORTFOLIOS
                                   ----------

                         E*TRADE Technology Index Fund

                         E*TRADE E-Commerce Index Fund

                         E*TRADE Global Titans Index Fund

                         E*TRADE Financial Sector Index Fund

PFPC Trust Company

By:_______________________

Title:____________________




E*TRADE FUNDS

By:_______________________

Title:____________________